Exhibit 20.1

College Loan Corporation Trust 2005-2
Statement to Note Holders
As of and for the period ended: 10/31/05

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however it is believed to be accurate to the best of the issuer’s knowledge.

(a)	the amount of principal paid on each series of Notes during October 2005;

                    Class      Principal Paid
                    -----      --------------
                    A-1              $0
                    A-2              $0
                    A-3              $0
                    A-4              $0
                     B               $0
(b)	the amount of interest paid on each series of Notes during October 2005;

                    Class     Interest Paid
                    -----     -------------
                    A-1            $0
                    A-2            $0
                    A-3            $0
                    A-4            $0
                     B             $0
(c)	the principal balance of Financed Student Loans as of the close of business on the last day of October 2005; Principal Balance of Financed Student Loans $1,186,797,346

(d)	the aggregate outstanding principal amount of each series of the Notes as of the close of business on the last day of October 2005, after giving effect to principal payments reported under paragraph (a) above;

                    Class       Outstanding Balance
                    -----       -------------------
                    A-1          $300,000,000
                    A-2          $481,000,000
                    A-3          $200,000,000
                    A-4          $363,000,000
                    B            $56,000,000
(e)	the interest rate for all outstanding and unpaid series of Notes for October 2005, indicating how such interest rate is calculated;

                     Weighted Average             Weighted Average
                     ----------------             -----------------
          Class        Libor Rate      Spread         Rate           Interest Calculation
          -----        ----------      ------         ----           ---------------------
          A-1            4.15607%     0.01000%      4.16607%                    $479,383
          A-2            4.15607%     0.11000%      4.26607%                    $787,061
          A-3            4.15607%     0.13000%      4.28607%                    $328,794
          A-4            4.15607%     0.18000%      4.33607%                    $603,724
          B              4.15607%     0.49000%      4.64607%                     $99,795
(f)	the amount of servicing fees paid to the Servicers during October 2005; Servicing fees paid $0

(g)	the amount of fees paid to the Issuer Administrator, Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee during October 2005;

                               Fee                   Amount Paid
                               ---                   -----------
                                Administration                $0
                              Delaware Trustee                $0
                                       Trustee                $0
                       Eligible Lender Trustee                $0
(h)	the amount of principal and interest received on Financed Student Loans during October 2005; Amount of principal and interest received $5,209,527

(i)	the portion, if any, of the principal or interest payments made on the Notes as described in sections (a) or (b) above during October 2005 from amounts on deposit in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during October 2005 and the balance of the Reserve Fund as of the close of business on the last day of October 2005;

           Principal and interest payments made from the Reserve Fund               $0
           Amount of any other withdrawals from the Reserve Fund                    $0
           Ending Balance of Reserve Fund                                   $3,286,471
(j)	the portion, if any, of the principal or interest payments made on the Notes as described in sections (a) or (b) above during October 2005 from amounts on deposit in the Acquisition Fund;

Principal and interest payments made from the Acquisition Fund $0

(k)	the aggregate amount, if any, paid by the Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during October 2005; Amounts paid to acquire Student Loans $1,222,709,673

(l)	the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Collection Fund;

Amounts in Acquisition fund to be transferred to the Collection Fund $0

(m)	the aggregate amount, if any, received by the Trust for Financed Student Loans sold during October 2005; Amounts received for Financed Student Loans sold $0

(n)	the number and principal amount of Financed Student Loans, as of the close of business on the last day of October 2005, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

                                                       Number            Amount
                                                       ------            ------
                (i)  0 to 30 days delinquent              110,967        1,139,233,888
               (ii)  31 to 60 days delinquent               2,263           31,413,083
              (iii)  61 to 90 days delinquent                 667            9,155,066
               (iv)  91 to 120 days delinquent                337            3,753,164
                (v)  > 120 day delinquent                     254            2,735,598
               (vi)  & claims filed                            48              506,547
                                                               --              -------
                     Total                                114,536        1,186,797,346
(o)	the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of October 2005; and

         Value of the Trust Estate                   $1,373,293,657

         Outstanding Principal amount of the Notes   $1,400,000,000
(p)	the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment as of the close of business on the last day of October 2005.

                                                                         Number      Percentage
                                                                         ------      ----------
           (i)       Outstanding rejected federal reimbursement claims        0          0.00%
           (ii)      Financed Student Loans in forbearance                4,550          7.49%
           (iii)     Financed Student Loans in deferment                  7,893          9.37%